Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-241000) and Form S-8 (333-233077 and 333-233078) of MainStreet Bancshares, Inc. of our report dated June 17, 2022, relating to our audit of the financial statements and supplemental schedules of the MainStreet Bank 401(k) Plan (the Plan), which appears in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2021.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

June 17, 2022